Exhibit 5.1

601 Lexington Avenue New York, New York 10022

(212) 446-4800	Facsimile: (212) 446-4900
www.kirkland.com

June     , 2012

Justice Delaware Holdco Inc.

1114 Avenue of the Americas

41st Floor

New York, NY 10036

Ladies and Gentleman:

We are acting as special counsel to Justice Delaware Holdco Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2012 (File No. 333-181261), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of up to 90,057,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) in connection with the distribution (the “Distribution”) of such shares of Common Stock by the Company’s sole parent, Justice Holdings Limited (“Justice”), on the record date for the Distribution. The shares of Common Stock to be issued by the Company pursuant to the Distribution are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.1 to the Registration Statement, filed with the Commission on May 25, 2012; (ii) the By-laws (the “By-laws”) of the Company in the form filed as Exhibit 3.3 to the Registration Statement, filed with the Commission on May 25, 2012; (iii) the Business Combination Agreement and Plan of Merger, dated as of April 3, 2012, by and among the Company, Justice, Justice Holdco LLC and Burger King Worldwide Holdings, Inc. (the “Business Combination Agreement”), (iv) resolutions of the board of directors and stockholders of the Company with respect to the Business Combination Agreement and the Issuance (the “Resolutions”); and (v) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have

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also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) Justice contributes its assets to the Company in accordance with the Business Combination Agreement, (ii) the Shares are registered by the Company’s transfer agent and delivered to the holders of record of Justice ordinary shares on the record date for the Distribution, all in accordance with the Resolutions, and (iii) the Registration Statement becomes effective under the Act, the Shares will be duly authorized and validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,